UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): January 25, 2016 (January 21, 2016)

OneMain Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street, Evansville, Indiana 47708
(Address of principal executive offices)(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Replacement of OneMain Financial Conduit Facilities
On January 21, 2016, OneMain Financial Holdings, LLC (“OMFH”), an indirect wholly owned subsidiary of OneMain Holdings, Inc. (the “Company”), and certain of OMFH’s subsidiaries (the “OMFH Subsidiaries” and together with OMFH, “OneMain Financial”) entered into four separate bilateral conduit facilities with unaffiliated financial institutions that provide an aggregate $2.4 billion of committed financing on a revolving basis for personal loans originated by OneMain Financial (each, a “New Facility” and together, the “New Facilities”). The New Facilities will replace the 2015 Warehouse Facility (as defined below) that was voluntarily terminated by OneMain Financial on January 21, 2016. The New Facilities provide higher advance rates, extend the term of the revolving periods of OneMain Financial’s financing arrangements and eliminate certain terms and conditions included in the 2015 Warehouse Facility, including certain cross-default provisions and provisions requiring the absence of a material adverse change as a precondition to funding. The New Facilities also eliminate financial covenants in the 2015 Warehouse Facility that required OMFH to (i) maintain minimum consolidated tangible shareholders’ equity of not less than $1 billion (the “Net Worth Covenant”) and (ii) maintain a consolidated debt to tangible shareholders’ equity ratio of less than or equal to 6 to 1 under certain circumstances (the “Leverage Covenant”).
Each New Facility is structured as a private conduit facility in which an indirect wholly owned special purpose vehicle (each, an “Issuer” and together, the “Issuers”) of OMFH issued variable funding notes (the “Notes”) to be backed by personal loans acquired from subsidiaries of OMFH from time to time. The Notes issued under the New Facilities have maximum principal balances of $750 million, $750 million, $550 million and $350 million. The New Facility with an initial maximum principal balance of $550 million is scheduled to be reduced by $100 million in January 2017 and by an additional $100 million in January 2018. The Notes may be funded from time to time over a three-year revolving period, subject to the satisfaction of customary conditions precedent. Following the revolving period, the Notes will enter a scheduled amortization period during which cash payments received on the underlying personal loans will be used to repay any outstanding principal amount of the Notes.
During the revolving period, each Issuer may redeem outstanding balances of its Notes, in whole or in part, at the respective Issuer’s option and the respective Issuer may re-borrow such redeemed amounts up to the maximum principal balance of such Issuer’s Notes. Each Issuer may also reduce the maximum principal balance of its Notes, in whole or in part, at any time. Each New Facility contains customary events of default that could result in the acceleration of payment of amounts owed to the related lender under the applicable New Facility and early amortization events that could result in the inability to draw on the applicable New Facility. Each New Facility is not subject to scheduled amortization during the revolving period, but during the continuation of an early amortization event, all cash collections on the personal loans backing such New Facility must be used to repay any outstanding amounts due to the holders of the Notes. The debt incurred under the New Facilities is non-recourse to OMFH.
Advances under the New Facilities may be funded at a rate equal to LIBOR, plus a spread negotiated with the applicable lender, or in some cases, funded by commercial paper conduits through the issuance of promissory notes in the commercial paper market at a rate equivalent to the weighted average annual rate of all commercial paper notes issued by such conduit purchaser to fund its advances, plus a spread negotiated with the applicable lender. The applicable interest rate under the New Facilities may be increased under certain circumstances, including upon an event of default or upon the termination of the revolving period under the applicable Notes.
Termination of the OneMain Financial 2015 Warehouse Facility
On January 21, 2016, OMFH (as successor to OneMain Financial Holdings, Inc.) voluntarily terminated the revolving warehouse facility that was entered into on February 3, 2015 (the “2015 Warehouse Facility”). The 2015 Warehouse Facility had a securitization structure, whereby OneMain Financial Warehouse Trust, an indirect wholly owned statutory trust of OMFH, had issued to a number of financial institutions Series 2015-A Variable Funding Notes (the “Old Notes”) that were backed by personal loans originated by OMFH’s subsidiaries. The revolving period under the 2015 Warehouse Facility was scheduled to expire on December 31, 2017, and the Old Notes were scheduled to mature in January 2025. The initial maximum principal balance of the Old Notes of $3.0 billion was scheduled to be reduced by $500 million on January 30, 2016, and by an additional $1.0 billion on January 30, 2017. The transaction documents related to the terminated 2015 Warehouse Facility also contained various covenants, including the Net Worth Covenant and the Leverage Covenant.
Neither OMFH nor any of its affiliates incurred any early termination penalty in connection with the termination of the 2015 Warehouse Facility.

For more information regarding the 2015 Warehouse Facility, see the information included under “Warehouse Facility” in Item 2.03 of the Company’s Current Report on Form 8-K filed on November 17, 2015.
Amendment of the Springleaf Financial Conduit Facilities
On January 21, 2016, Springleaf Funding Trust 2013-VFN1, an indirect wholly owned subsidiary of Springleaf Finance Corporation (“SFC” and together with its subsidiaries, “Springleaf Financial”), amended the note purchase agreement relating to its outstanding variable funding note facility to, among other things increase the $350 million maximum principal balance of the notes to $850 million and extend the term of the revolving period from April 2017 to January 2018 (the “Springleaf Funding Amendment”). On the same date, Mill River Funding Trust 2015-VFN1, an indirect wholly owned subsidiary of SFC, amended the note purchase agreement relating to its outstanding variable funding note facility to, among other things, decrease the $400 million maximum principal balance of the notes to $100 million (the “Mill River Amendment” and together with the Springleaf Funding Amendment, the “Springleaf Financial Amendments”).
Aggregate Maximum Conduit Capacity
After giving effect to OneMain Financial’s New Facilities, the termination of OneMain Financial’s 2015 Warehouse Facility, and the Springleaf Financial Amendments (collectively, the “Refinancing Transactions”), the Company, through its subsidiaries, has committed conduit financing arrangements in place with an aggregate maximum capacity of $4.75 billion as of January 21, 2016, which is subject to a scheduled reduction of $100 million in January 2017 to $4.65 billion and a further reduction of $100 million in January 2018 to $4.55 billion. In the absence of the Refinancing Transactions, the Company’s aggregate conduit financing capacity would have been reduced from $5.15 billion to $4.65 billion on January 30, 2016, and further reduced to $3.65 billion on January 30, 2017, due to the scheduled reductions in maximum principal balance of the Old Notes under OneMain Financial’s now terminated 2015 Warehouse Facility. As of December 31, 2015, the Company had an aggregate of $2.62 billion in amounts outstanding under the OneMain Financial and Springleaf Financial conduit financing facilities summarized in the tables below.

The following table summarizes the conduit financing capacity for Springleaf Financial as of January 21, 2016, after giving effect to the Springleaf Financial Amendments:

Springleaf Financial Conduit Facilities
Facility Name	Maximum Capacity ($ in Millions)	Scheduled Termination Date of Revolving Period
Midbrook Funding Trust 2013-VFN1	$300	June 2016
Whitford Brook Funding Trust 2014-VFN1	250	June 2017
First Avenue Funding LLC	250	December 2017
Sumner Brook Funding Trust 2013-VFN1	350	January 2018
Springleaf Funding Trust 2013-VFN1	850	January 2018
Mill River Funding Trust 5015-VFN1	100	May 2018
Second Avenue Funding LLC	250	June 2018
Total	$2,350

The following table summarizes the conduit financing capacity for OneMain Financial as of January 21, 2016, after giving effect to the New Facilities and termination of the 2015 Warehouse Facility:

OneMain Financial Conduit Facilities
Facility Name	Maximum Capacity ($ in Millions)	Scheduled Termination Date of Revolving Period
OneMain Financial B1 Warehouse Trust	$550	February 2019
OneMain Financial B2 Warehouse Trust	750	February 2019
OneMain Financial B3 Warehouse Trust	350	January 2019
OneMain Financial B4 Warehouse Trust	750	February 2019
Total	$2,400

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN HOLDINGS, INC.
(Registrant)

Date:	January 25, 2016	By:	/s/ Scott T. Parker
Scott T. Parker
Executive Vice President and Chief Financial Officer